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                                                                     EXHIBIT 4.5

                        REGISTRATION RIGHTS AGREEMENT


       This REGISTRATION RIGHTS AGREEMENT (this "Agreement"), is dated as of ________________ __, 200__, by and between SONUS COMMUNICATION HOLDINGS, INC., a Delaware corporation (the "COMPANY"), the Principal Stockholders (within the meaning of the Merger Agreement defined below), and the stockholders of Empire One Telecommunications, Inc., a New York corporation, who agree to be bound by this Agreement listed on Schedule A attached hereto and incorporated by reference herein (each a "STOCKHOLDER" and collectively, the "STOCKHOLDERS").

       WHEREAS, pursuant to the terms of that certain Merger Agreement of even date herewith by and between the Company, EOT Acquisition Corporation, a Delaware corporation ("Acquisition"), Empire One Telecommunications, Inc., a New York corporation ("Empire One"), the Stockholder and certain other stockholders of Empire One (the "MERGER AGREEMENT"), the Stockholder will receive, pursuant to the conditions of the Merger Agreement, _________ shares of the Company's Common Stock, par value $.0001 per share (the "COMMON STOCK") upon the consummation of the merger of Empire One into Acquisition (the "Merger"); and

       WHEREAS, in order to induce the Stockholder to enter into the Merger Agreement and/or vote for the Merger contemplated thereby, the Company desires to grant registration rights to the Stockholder for the shares of Common Stock to be received in the Merger in accordance with the terms and conditions hereof;

       NOW, THEREFORE, in consideration of the mutual promises and covenants contained herein, the parties hereto agree as follows:

       1. DEFINITIONS. As used herein the following defined terms shall have the following respective meanings:

              (a) "CAPITAL STOCK" means the Company's Common Stock and any other class of common stock created by the Company in the future.

              (b) "COMMON STOCK" has the meaning set forth in the Recitals.

              (c) "HOLDERS" means any person or entity to whom shares of Capital Stock were issued pursuant to the Merger Agreement and which agrees to be bound by this Agreement.





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              (d) "INDEMNIFIED PARTY" has the meaning set forth in
       subparagraph.

              (e) "INDEMNIFYING PARTY" has the meaning set forth in subparagraph.

              (f) The terms "REGISTER," "REGISTERED" and "REGISTRATION" refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act.

              (g) "REGISTRABLE SECURITIES" means all shares of Capital Stock of the Company issued pursuant to the Merger Agreement.

              (h) "SEC" means the Securities and Exchange Commission.

              (i) "SECURITIES ACT" means the Securities Act of 1933, as amended.


       2. RESERVED.

       3. COMPANY REGISTRATION.

              (a) If the Company, at any time after the completion of the next registration of Capital Stock under the Securities Act to occur following the date hereof, shall determine to register any of its securities, either for its own account or the account of a security holder or holders, in a registration statement covering the sale of Capital Stock to the general public pursuant to an underwritten public offering (except with respect to any registration filed on Form S-8, Form S-4 or any successor forms thereto), the Company will: (i) give to each Holder written notice thereof at least 45 days before filing; provided, however, in the case of a Registration Statement on Form S-3, the Company shall be required to give each Holder written notice of the proposed filing thereof promptly after a decision to make such filing has been made and in no event less than ten business days prior to filing; and (ii) use its best efforts to include in such registration (and any related qualification under blue sky laws) and in any underwriting involved therein, all the Registrable Securities specified in a written request or requests, made within 15 days after receipt of such written notice from the Company, or, in the case of a Registration Statement on Form S-3, within seven business days after receipt of such written notice, by any Holder or Holders, except as set forth in subparagraph 3(b) below. The notice referred to in this subparagraph shall include a list of the jurisdictions in which the Company intends to attempt to qualify such securities under the applicable blue sky or other state securities laws.

              (b) The right of any Holder to registration pursuant to this Paragraph 3 shall be conditioned upon such Holder's participation in the underwriting to the extent provided herein. All Holders proposing to distribute their securities through such underwriting shall (together with the Company) enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting by the Company, and may, at their option, require that any or all the representations and warranties by, and the covenants and other agreements on the part of, the Company to and for the benefit of such underwriter shall also be made to and for the benefit of such Holders. Such Holders shall not be required to make any representations or warranties to or agreements with the Company or the underwriter other than those relating to such Holders, their Registrable Securities and their intended methods of distribution and information about such Holders provided by such



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       Holders for use in the registration statement. Upon the written request of the managing underwriter of any underwritten offering of the Company's securities, a Holder of Registrable Securities shall not sell, make any short sale of, loan, grant any option for the purchase of, or otherwise dispose of any Registrable Securities (other than those included in such registration) without the prior written consent of such managing underwriter for a period (not to exceed 30 days before the effective date and 75 days thereafter) that such managing underwriter reasonably determines is necessary in order to effect the underwritten public offering. Notwithstanding any other provision of this Paragraph 3, if the underwriter determines that marketing factors require a limitation of the number of shares to be underwritten, the Company shall so advise all Holders of Registrable Securities which would otherwise be registered and underwritten pursuant hereto, and the Company shall include in such registration first the number of shares requested to be sold by the Company together with the number of shares requested to be sold by the persons and entities exercising demand registration rights with respect to such registration, if any, then the number of shares of Registrable Securities requested to be included in the registration which, in the opinion of such underwriter, can be sold, pro rata among all Holders thereof and all other shareholders of the Company that have contractual rights with respect to the registration of shares of Capital Stock held by such shareholders (the "Other Holders") in proportion, as nearly as practicable, to the respective amounts of Registrable Securities held by such Holders and Other Holders at the time of filing the registration statement, with further proportional allocations among the Holders and Other Holders if any such Holder or Other Holder has requested less than all such Registrable Securities it is entitled to register.

       4. EXPENSES OF REGISTRATION. All expenses incurred in connection with any registration or qualification pursuant to this Agreement, including, without limitation, all registration, filing and qualification fees, printing expenses, fees and disbursements of counsel for the Company, and expenses and fees of any special audits incidental to or required by such registration, shall be borne by the Company; provided, however, that the Company shall not be required to pay fees of legal counsel of the Holders, or underwriters' discounts or commissions relating to Registrable Securities (such underwriters' fees, discounts or commissions to be borne by the Holders, on a pro rata basis, based on the number of shares of Registrable Securities sold by each of them).

       5. REGISTRATION PROCEDURES. In the case of each registration effected by the Company pursuant to this Agreement, the Company will keep each Holder participating therein advised in writing as to the initiation of such registration (and any state qualifications) and as to the completion thereof. The Company may decline to file a Registration Statement after giving notice to each Holder, or withdraw any registration after filing and after such notice, but prior to the effectiveness thereof, provided that the Company shall promptly notify each Holder in writing of any such action and provided further that the Company shall bear all expenses incurred by such Holder or otherwise in connection with such withdrawn registration. Upon receipt of written notice from the Company that a registration statement or prospectus contains a Misstatement (as defined below), each Holder of Registrable Securities shall forthwith discontinue disposition of Registrable Securities until such Holder has received copies of the supplemented or amended prospectus, or until such Holder is advised in writing by the Company that the use of the prospectus may be resumed, and, if so directed by the Company, such



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       Holder shall deliver to the Company (at the Company's expense) all copies, other than permanent file copies then in such Holder's possession, of the prospectus covering such Registrable Securities current at the time of receipt of such notice.

       6. INDEMNIFICATION.

              (a) The Company will indemnify each Holder of Registrable Securities, each of the Holder's officers, directors, partners and employees, and each person controlling such Holder, with respect to such registration or qualification effected pursuant to this Agreement and in which Registrable Securities of the Holders are included, against all claims, losses, damages, and liabilities (or actions in respect thereto) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any prospectus, registration statement or other document incident to any such registration or qualification, or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or any violation by the Company of any rule or regulation promulgated pursuant to any Federal, state or common law rule or regulation including, without limitation, the Securities Act, applicable to the Company and relating to action or inaction required of the Company in connection with any such registration, qualification or compliance and will reimburse each such Holder, each of the Holder's officers, directors, partners and employees, and each person controlling such Holder, for any legal and any other reasonable expenses incurred in connection with investigating or defending any such claim, loss, damage, liability or action, including reasonable attorneys' fees and expenses; provided, however, that the Company will not be liable in any such case to the extent that any such claim, loss, damage or liability arises out of or is based on any untrue statement or omission based upon and in conformity with written information furnished to the Company by such Holder. Such indemnity shall be effective notwithstanding any investigation made by or on behalf of any Holder or any such officer, director, partner, employee, or controlling person and shall survive any transfer by the same of the Registrable Securities. The foregoing notwithstanding, the Company shall not be liable to the extent that any such claim, loss, damage or liability arises out of or is based upon an untrue statement of a material fact or an omission to state a material fact required to be stated in a registration statement or prospectus or necessary to make the statements in a registration statement, prospectus or preliminary prospectus not misleading (a "Misstatement") or alleged Misstatement made in any preliminary prospectus if (i) such Holder failed to send or deliver a copy of the Prospectus with or prior to the delivery of written confirmation of the sale of Registrable Securities giving rise to such claim, loss, damage or liability and (ii) the prospectus would have corrected such Misstatement. In addition, the Company shall not be liable to the extent that any such claim, loss, damage or liability arises out of or is based upon a Misstatement or alleged Misstatement in a prospectus, (i) if such Misstatement or alleged Misstatement is corrected in an amendment or supplement to such prospectus and (ii) having previously been furnished by or on behalf of the Company with copies of the prospectus as so amended or supplemented, such Holder thereafter fails to deliver such prospectus as so amended or supplemented prior to or concurrently with the sale to the person who purchased a Registrable Security from such Holder and who is asserting such claim, loss, damage or liability.

              (b) Each Holder will, if Registrable Securities held by or issuable to such Holder are included in the securities as to which such

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       registration or qualification is being effected, indemnify the Company, each of its directors, officers and employees, each person who controls the Company, and each other such Holder, each of such other Holder's officers, directors, partners and employees, and each person controlling such other Holder, against all claims, losses, damages and liabilities (or actions in respect thereto) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any such registration statement, prospectus or other document, or any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse the Company, such Holders, such directors, officers, partners, employees or persons for any legal or any other reasonable expenses incurred in connection with investigating or defending any such claim, loss, damage, liability or action, including reasonable attorneys' fees and expenses, in each case to the extent, but only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in such registration statement, prospectus or other document in reliance upon and in conformity with written information furnished to the Company by such Holder. Notwithstanding the foregoing, the liability of any such Holder shall not exceed an amount equal to the proceeds realized by each such Holder of Registrable Securities sold as contemplated herein. Such indemnity shall be effective notwithstanding any investigation made by or on behalf of the Company, any such director, officer, partner, employee, or controlling person and shall survive the transfer of such securities by such Holder.

              (c) Each party entitled to indemnification under this Paragraph 6 (the "Indemnified Party") shall give notice to the party required to provide indemnification (the "Indemnifying Party") promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought. Unless in the reasonable judgment of the Indemnified Party a conflict of interest may exist between the Indemnifying Party and the Indemnified Party, the Indemnifying Party shall be permitted to assume the defense of any such claim or any litigation resulting therefrom; provided, however, that in any event counsel for the Indemnifying Party or Indemnified Party who shall conduct the defense of such claim or litigation as provided above shall be approved by the other Party (which approval shall not be unreasonably withheld), and such other Party may participate in such defense at such Party's expense; provided, further, that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this Paragraph 6 unless such failure shall have had a material adverse effect on the Indemnifying Party's ability to defend such claim.

              (d) The Indemnified Party shall make no settlement of any claim or litigation which would give rise to liability on the part of the Indemnifying Party under any indemnity contained in this Paragraph 6 without the written consent of the Indemnifying Party, which consent shall not be unreasonably withheld or delayed, and no Indemnifying Party shall make any settlement of any such claim or litigation without the consent of the Indemnified Party, which consent shall not be unreasonably withheld or delayed. If a firm offer is made to settle a claim or litigation defended by the Indemnified Party and the Indemnified Party notifies the Indemnifying Party in writing that the Indemnified Party desires to accept and agree to such offer, but the Indemnifying Party elects not to accept or agree to such offer within ten days after receipt of written notice from the Indemnified Party of the terms of such offer, then, in such event, the Indemnified Party shall continue to contest or defend such claim or litigation and, if such claim or litigation is within the scope of the


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       Indemnifying Party's indemnity contained in this Paragraph 6, the
       Indemnified Party shall be indemnified pursuant to the terms hereof. If a firm offer is made to settle a claim or litigation defended by the Indemnifying Party and the Indemnifying Party notifies the Indemnified Party in writing that the Indemnifying Party desires to accept and agree to such offer, but the Indemnified Party elects not to accept or agree to such offer within ten days after receipt of written notice from the Indemnifying Party of the terms of such offer, then, in such event, the Indemnified Party may continue to contest or defend such claim or litigation and, in such event, the total maximum liability of the Indemnifying Party to indemnify or otherwise reimburse the Indemnified Party in accordance with this Agreement with respect to such claim or litigation shall be limited to and shall not exceed the amount of such settlement offer, plus reasonable out-of-pocket costs and expenses (including reasonable fees and disbursements of counsel) to the date of notice that the Indemnifying Party desired to accept such settlement offer.

              (e) The indemnification payments required pursuant to this Paragraph 6 for expenses of the investigation or defense of a claim or lawsuit shall be made from time to time during the course of the investigation or defense, as the case may be, upon submission of reasonably sufficient documentation that any such expenses have been incurred.

       7. INFORMATION BY HOLDER. The Holder or Holders of Registrable Securities included in any registration shall furnish to the Company such written information regarding such Holder or Holders and the distribution proposed by such Holder or Holders as the Company may reasonably request in writing and as shall be required in connection with any registration or qualification referred to in this Agreement. The Company agrees to include in any such registration statement all information concerning the Holders and their distribution which the Holders shall reasonably request.

       8. CHANGES; WAIVER; ASSIGNMENT. The terms and provisions of this Agreement may not be modified, amended or assigned, except that they may be modified, amended or assigned with the written consent of (i) the Company and (ii) the Holders of a majority of the Registrable Securities outstanding. None of the terms and provisions of this Agreement may be waived except in writing by the person so waiving.

       9. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the domestic laws of the State of Delaware, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Delaware.

       10. NOTICE. All notices, requests and other communications hereunder must be in writing and will be deemed to have been duly given only if delivered personally against written receipt or by facsimile transmission or mailed by prepaid first class certified mail, return receipt requested, or delivered by a nationally recognized overnight courier service prepaid, to the parties at the following addresses or facsimile numbers: If to the Company, to:

                       Sonus Communication Holdings, Inc.
                       1600 Wilson Boulevard, Suite 1008
                       Arlington, Virginia 22209
                       Attention: Rick D. Rose
                       Telecopier: 703-527-8865

                       with a copy to:
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                       Cecil E. Martin, III, Esquire
                       McGuire, Woods, Battle & Boothe LLP
                       7 St. Paul Street, Suite 1000
                       Baltimore, Maryland 21202
                       Telecopier:  410-659-4535

       If to the Holders, to the address listed as the most recent address of such Holders on the books and records of Empire One Telecommunications, Inc.

                       with a copy to:

                       David E. Bronston, Esquire
                       Wolf, Block, Schorr and Solis-Cohen LLP
                       250 Park Avenue
                       New York, New York 10177
                       Telecopier: 212-986-0604

       All such notices, requests and other communications will (i) if delivered personally to the address as provided in this Section, be deemed given upon delivery, (ii) if delivered by facsimile transmission to the facsimile number as provided for in this Section, be deemed given upon receipt, (iii) if delivered by mail in the manner described above to the address as provided in this Section, be deemed given on the earlier of the fourth Business Day following mailing or upon receipt and (iv) if delivered by overnight courier to the address as provided for in this Section, be deemed given on the earlier of the first Business Day following the date sent by such overnight courier or upon receipt (in each case regardless of whether such notice, request or other communication is received by any other Person to whom a copy of such notice is to be delivered pursuant to this Section). Any party from time to time may change its address, facsimile number or other information for the purpose of notices to that party by giving notice specifying such change to the other parties hereto.

       11. TERMINATION. This Agreement shall terminate with respect to any Holder on the date on which the Holder may sell all of such Holder's Registrable Securities pursuant to Rule 144 under the Securities Act within any 90 day period or, with respect to any such Holder, on the date on which all of such Holder's Registrable Securities have been registered pursuant to a registration statement filed with the Commission and which has become effective.

       12. Arbitration.

              (a) Any controversy or claim arising out of or relating to this Agreement, or the breach thereof, shall be settled by arbitration in accordance with the Commercial Arbitration Rules of the American Arbitration Association by an arbitration panel consisting of three persons, one selected by Sonus, one selected by the Principal Stockholders and the third selected by mutual agreement of the first two arbitrators selected, and judgement upon the award rendered by the arbitrators may be entered in any court having jurisdiction thereof.

              (b) The arbitration shall be held in Washington, D.C. if brought by Target or any of the Principal Stockholders and in New York City if brought by Acquisition or Sonus.

              (c) All fees, costs and expenses (including reasonable attorneys' fees and expenses) incurred by a party that prevails on any issue in any arbitration commenced hereunder or in any judicial proceeding seeking to enforce this Agreement to arbitrate disputes or seeking to enforce any order or award of any arbitration hereunder shall be assessed against the party or parties that do not prevail on such issue or issues.

       14. COUNTERPARTS. This Agreement may be executed in counterparts, each of which shall be deemed an original and which together shall constitute a single agreement. This Agreement may be delivered by facsimile.

       15. HEADINGS. The headings of the Paragraphs of this Agreement are inserted for convenience only and shall not be deemed to constitute a part hereof.

       16. SEVERABILITY. If any provision or any portion of any provision of this Agreement shall be held to be void or unenforceable, the remaining portions of this Agreement shall continue in full force and effect.

       IN WITNESS WHEREOF, the undersigned have caused this Agreement to be duly executed by their authorized officers as of the day and year first above written.

                                         SONUS COMMUNICATION HOLDINGS, INC.



                                         By:  /s/  W. Todd Coffin
                                            ------------------------------------
                                             Name:   W. Todd Coffin
                                             Title:  CEO


                                         [NAME OF HOLDER]

                                         By:
                                            ------------------------------------
                                             Name:
                                             Title:

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